Exhibit 10.4

THIRD AMENDMENT TO

NOTE PURCHASE AGREEMENT

This THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of June 29, 2026 (this “Amendment”), is made by and among Milestone Pharmaceuticals Inc., a corporation existing under the Business Corporations Act (Québec) (the “Company”), the Purchasers (defined below), RTW Investments, LP, as agent for the Purchasers (in such capacity, the “Principal Purchaser”). Capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings set forth in the Note Purchase Agreement (defined below).

WITNESSETH:

WHEREAS, the Company entered into the Note Purchase Agreement, dated as of March 27, 2023, as amended by the First Amendment to Note Purchase Agreement, dated as of August 4, 2023 and the Second Amendment to Note Purchase Agreement, dated as of January 12, 2026 (as amended, the “Note Purchase Agreement”), with the purchasers from time to time party thereto (each, a “Purchaser,” and collectively, the “Purchasers”), the Principal Purchaser, and Acquiom Agency Services LLC, as collateral agent for the Purchasers, pursuant to which the Company has issued $50,000,000 aggregate principal amount of its 6.0% Convertible Senior Secured Notes due March 31, 2029 (each as amended, restated, supplemented or otherwise modified from time to time, the “Notes”); and

WHEREAS, in accordance with Section 13.6 of the Note Purchase Agreement, the Company, the undersigned Purchasers constituting all of the Purchasers, and the Principal Purchaser have agreed to amend Section 3.2 of the Note Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment to the Notes and the Note Purchase Agreement.  Effective as of the Amendment Effective Date (as defined below), the following phrases in each Note and Section 3.2 of the Note Purchase Agreement are amended as follows:

(a)the phrase “until March 31, 2026, the Company may elect to defer payment of accrued but unpaid interest” is amended to read “until March 31, 2027, the Company may elect to defer payment of accrued but unpaid interest”;

(b)the phrase “no later than three (3) Business Days prior to each Interest Payment Date prior to the third anniversary of the Closing Date whether it shall pay Cash Interest or PIK Interest” is amended to read “no later than three (3) Business Days prior to each Interest Payment Date ending on or prior to March 31, 2027 whether it shall pay Cash Interest or PIK Interest”; and

(c)the phrase “If the Company fails to give timely written notice to elect a form of interest payment for any Interest Payment Date ending on or prior to March 31, 2026, then the Company will be deemed to have elected PIK Interest for such Interest Payment Date” is amended to read “If the Company fails to give timely written notice to elect a form of interest payment for any Interest Payment Date ending on or prior to March 31, 2027, then the Company will be deemed to have elected PIK Interest for such Interest Payment Date”.

2.Conditions Precedent.  The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent (the date of such satisfaction being the “Amendment Effective Date”):

(a)(i) the Company shall have executed and delivered a counterpart of this Amendment to each Purchaser and the Principal Purchaser and (ii) each Purchaser and the Principal Purchaser shall have executed and delivered counterparts of this Amendment to the Company; and

(b) no Event of Default shall have occurred and be continuing before and immediately after giving effect to this Amendment.

3.Representations and Warranties.  The Company hereby represents and warrants to each Purchaser and the Principal Purchaser, on and as of the Amendment Effective Date, that:

(a)The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Amendment and the consummation of the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Amendment and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the Board of Directors and no further consent or authorization of the Company, the Board of Directors or its shareholders is required. This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.Effect on Note Purchase Agreement.

(a)On and after the Amendment Effective Date, each reference in the Note Purchase Agreement or any Note Document to the Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement as amended by this Amendment, and each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Note Purchase Agreement as amended by this Amendment.

(b)This Amendment does not constitute a novation or termination of the obligations under the Note Purchase Agreement; and except as specifically amended or otherwise modified hereby, all of the Note Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Purchasers, the Principal Purchaser or the Company under any Note Document.

(d)This Amendment shall constitute a Note Document for all purposes of the Note Purchase Agreement and the other Note Documents.

5.Miscellaneous.

(a)Sections 13.2, 13.8 and 13.9 of the Note Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis.

(b)The undersigned Purchasers, constituting all of the Purchasers, hereby ratify and confirm this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Amit Hasija
Name:	Amit Hasija
Title:	Chief Financial Officer

RTW INVESTMENTS, LP,
as the Principal Purchaser

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Managing Partner

This Amendment is hereby accepted and agreed to as of the date hereof by the undersigned Purchasers.

RTW MASTER FUND, LTD.

By:	/s/ Darshan Patel
Name:	Darshan Patel
Title:	Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Darshan Patel
Name:	Darshan Patel
Title:	Director

RTW BIOTECH OPPORTUNITIES LTD
(F/K/A RTW VENTURE FUND LIMITED)

By:	RTW Investments, LP, its Investment Manager

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Managing Partner